Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of June 15, 2010, among Soligenix, Inc., a Delaware corporation (the "Company"), and the investors identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Investors, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

1.1   Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

"Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

"Business Day" means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c) hereof.

“Buy-In Price” has the meaning set forth in Section 4.1(c) hereof.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Article II.

"Closing Date" means the Business Day immediately following the date on which all the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company Counsel" means Edwards Angell Palmer & Dodge LLP.

"Delaware Court" has the meaning set forth in Section 6.8 hereof.

"Disclosure Materials" has the meaning set forth in Section 3.1(h) hereof.

"Discussion Time" has the meaning set forth in Section 3.2(g) hereof.

"Effective Date" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of or to the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Company’s Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"GAAP" has the meaning set forth in Section 3.1(h) hereof.

"Intellectual Property Rights" has the meaning set forth in Section 3.1(o) hereof.

"Investment Amount" means, with respect to each Investor, the investment amount indicated below the Investor's name on the signature page of this Agreement.

"Investor Party" has the meaning set forth in Section 4.5 hereof.

"Investors" shall mean the parties listed on the signature pages attached hereto.

"Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

"Losses" shall have the meaning set forth in Section 4.5 hereof.

"Material Adverse Effect" has the meaning set forth in Section 3.1(b) hereof.

"Material Permits" has the meaning set forth in Section 3.1(m) hereof.

"Per Unit Purchase Price" is $0.205.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

"Securities Act" means the Securities Act of 1933, as amended.

"SEC Reports" has the meaning set forth in Section 3.1(h) hereof.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

"Short Sales" means, without limitation, all "short sales" as defined in Rule 3b-3 of the Exchange Act.

"Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

"Trading Day" means (i) a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (ii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

"Transaction Documents" means this Agreement, the Registration Rights Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means, collectively, the warrants to purchase Common Stock delivered to the Investor at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1   Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to the Investors, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing each Investor’s Investment Amount.  The Closing shall take place at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022 on the Closing Date or at such other location or time as the parties may agree.

2.2   Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to the Investors the following (the “Company Deliverables”):

(i)   a copy of an irrevocable instruction to the Company’s transfer agent, dated as of the Closing, requesting the transfer agent to deliver to each Investor a stock certificate evidencing a number of Shares equal to each Investor’s Investment Amount divided by the Per Unit Purchase Price, registered in the name of the Investor;

(ii)  a Warrant registered in the name of each Investor to purchase a number of shares of Common Stock equal to 60% of the number of common shares purchased herein.  The strike price of the Warrant will be equal to $0.28, subject to adjustment therein;

(iii)  this Agreement and the Registration Rights Agreement, duly executed by the Company; and

(iv)  The legal opinion of Company Counsel, in agreed form, addressed to the Investors.

(b)  At the Closing, the Investors shall deliver or cause to be delivered to the Company the following:

(i)   its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose; and

(ii)   this Agreement and the Registration Rights Agreement, duly executed by the Investors.

2.3   Termination.  This Agreement may be terminated by any Investor, as to such Investor’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Investors, by written notice to the other parties, if the Closing has not been consummated on or before June 23, 2010; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Investors:

(a)     Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports.  The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, other than restrictions on transfer under applicable securities laws, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)     Organization and Qualification.  The Company and its "Subsidiaries" (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3.1 (b) hereof).  The Company has no Subsidiaries except as set forth on Schedule 3.1 (b).

(c)     Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than the filings referred to in Section 3.1(e) hereof and required pursuant to Section 4.5 hereof.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)     No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)     Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, and the timely filing of a Notice of Sale of Securities on Form D with the Commission, (iii) the filings required in accordance with Section 4.4, and (iv) those that have been made or obtained prior to the date of this Agreement.

(f)     Issuance of the Securities.  The Securities have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer under applicable securities laws.  The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement.

(g)     Capitalization.  The authorized capital stock of the Company consists of: 400,000,000 shares of Common Stock, of which as of the date hereof, 186,888,036 shares are issued and outstanding, 18,847,539 shares are reserved for issuance pursuant to the Company's stock option plans of which only approximately 300,000 shares remain available for future grants and 42,427,874 shares are issuable and reserved for issuance pursuant to securities (other than stock options issued pursuant to the Company's stock option plans) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 4,600,000 shares of Preferred Stock, $0.001 par value, of which as of the date hereof no shares are issued or outstanding, 200,000 shares of Series B Convertible Preferred Stock, $0.05 par value, of which as of the date hereof no shares are issued or outstanding, and 200,000 of Series C Convertible Preferred Stock, $0.05 par value, of which as of the date hereof, no shares are issued or outstanding, and no other Preferred Stock is outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 3.1 (g), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement and except for agreements disclosed in Schedule 3.1 (g)), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.  The Company has furnished to each Investor true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(h)   SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments disclosed therein.

(i)     Absence of Certain Changes.  As disclosed in the SEC Documents, since December 31, 2009, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

(j)     Litigation.  Except as disclosed in the SEC Reports, there is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports.  There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)     Labor Relations.  No material labor dispute exists or, to the actual knowledge of the executive officers or directors of the Company, is imminent with respect to any of the employees of the Company.

(l)     Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with the applicable effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, except where such noncompliance would not have or reasonably be expected to result in a Material Adverse Effect.

(m)     Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)     Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(o)   Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights").  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person where such infringement would have or could reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports and file histories of pending patent applications, to the actual knowledge of the executive officers and directors of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p)   Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s line of business.

(q)   Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(r)   Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.

(s)   Solvency.  Based on our current rate of cash outflows and cash in the bank, we believe that our cash will be sufficient to meet our anticipated cash needs for working capital and capital expenditures into the second quarter of 2011.  At December 31, 2009, the Company had working capital of approximately $6,690,000 and a net loss of $6,034,453 for the twelve months ended December 31, 2009.  The Company also expects to sustain substantial losses over the next twelve months.  Since its inception in 1987, the Company has incurred significant and recurring operating losses and negative cash flow from operations.  The Company’s ability to continue its operations are dependent upon its ability to raise sufficient capital.

(t)     Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents.  The Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority.

(u)   Listing and Maintenance Requirements.  The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the maximum number of Securities contemplated by Transaction Documents.

(v)   Investment Company.  The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)     No Additional Agreements.  The Company does not have any agreement or understanding with the Investors with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(x)     Disclosure.  Upon the filing of the initial Current Report on Form 8-K required under Section 4.4, the Investors will not have received from the Company or any Person acting on its behalf without a confidentiality agreement any information that the Company believes constitutes material, non-public information concerning the Company.  The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All written disclosures provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(y)   D&O Insurance.  The Company will maintain, a directors’ liability insurance policy in form and substance reasonably satisfactory to Investor, covering the directors with Side A of not less than $5,000,000.

(z)   Certain Fees.   The Company has agreed to pay brokerage or finder’s fees or commissions to National Securities, Inc. and Griffin Securities, Inc. a total of up to 7% of the amount raised from the Investors in this offering (with the exception of Sigma Tau Pharmaceuticals, Inc.) in connection with the transactions contemplated by the Transaction Documents.  The Investors shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in the Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.2   Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)     Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Investment Intent.  The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)     Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.  The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)     General Solicitation.  The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)     Access to Information.  The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

(f)   Independent Investment Decision.  The Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, such decision has been independently made by such Investor and such Investor confirms that it has only relied on the advice of its own business and/or legal counsel and not on the advice of any other Investor’s business and/or legal counsel in making such decision.

(g)     Short Sales.  The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, executed any Short Sales in the securities of the Company since the date that such Investor was first contacted regarding an investment in the Company ("Discussion Time").

(h)     Residency.  The Investor is a resident of that jurisdiction specified as the address that such Investor is to receive notices hereunder on the signature pages hereto.

The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           (a)           Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of such Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)           Certificates evidencing the Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES

COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.  At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)           Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale of such Securities pursuant to an effective registration statement (including the Registration Statement), or (ii) following a sale of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k).  Following such time as restrictive legends are not required to be placed on certificates representing Shares pursuant to the preceding sentence, the Company will, no later than three Trading Days following the delivery by such Investor to the Company or the Company's transfer agent of a certificate representing Shares containing a restrictive legend, deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends.  If, by the third Trading Day after the date that the Investor delivers to the Company or the Company's transfer agent a certificate representing Shares for removal of restrictive legends together with all documents necessary for the removal of the restrictive legends, the Company fails to deliver or cause to be delivered a certificate representing such Shares that is free from all restrictive and other legends, and if after such third Trading Day and prior to the receipt of such certificate, the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares that the holder anticipated receiving from the Company (a "Buy-In"), then the Company shall (1) pay in cash to the Investor an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price"), at which point the Company’s obligation to deliver such certificate (and to issue such Shares) shall terminate or (2) pay in cash to the Investor an amount by which (x) the Buy-In Price exceeds (y) the amount obtained by multiplying (A) the number of Shares to be represented by the certificate that the Company was required to deliver to the Investor by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

4.2    Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to such Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to such Investor.

4.3    Subsequent Registrations.  Except for the items described on Schedule 4.3 and the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.4    Securities Laws Disclosure; Publicity.  By 9:00 a.m. (New York time) on the next Business Day following the Closing Date, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Investor with prior notice of such disclosure.

4.5     Indemnification of the Investors.  In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and its directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse the Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.6   Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.7    Use of Proceeds.  The net proceeds from the offer and sale of the Securities will be used to advance the pre-clinical, clinical and regulatory development of the Company’s drug and vaccine candidates.  A portion of the net proceeds shall also be used for general corporate purposes, including the maintenance of in-licensed patent rights and proprietary intellectual property patent applications and patents.  No portion of the net proceeds will be used to redeem outstanding securities of the Company.

4.8    No Net Short Position.  Each Investor covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period from the Discussion Time until prior to the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4 hereof.  Additionally, each Investor understands and acknowledges, severally and not jointly with any other Investor, that the Commission currently takes the position that coverage of short sales of the Common Stock "against the box" prior to the Effective Date of the Registration Statement issuable hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.

4.9      Subsequent Equity Sales.  From the date hereof until 60 days after the Closing, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.  Notwithstanding anything herein to the contrary, this Section 4.9 shall not apply to any Exempt Issuance.

4.10     Reservation of Common Stock.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, no less than the maximum number of Warrant Shares issuable upon exercise of the Warrants.

4.11     Reporting Status.  During the two year period from and after the Effective Date of any Registration Statement filed pursuant to the Registration Rights Agreement, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination, provided, however, the Company shall be entitled to terminate its status as an issuer in connection with a business combination transaction with a third-party or a “Rule 13e-3 transaction” (as defined by Rule 13e-3 promulgated by the Commission pursuant to the Exchange Act).

4.12     Listing of Securities.  Prior to the execution of this Agreement or promptly following the date hereof, the Company shall have taken or shall take all necessary action to cause the Shares and the Warrant Shares underlying the Warrants to be listed upon the Trading Market and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing.  Further, if the Company applies to have its Common Stock or other securities listed on any other trading market, it shall include in such application the Shares and the Warrant Shares underlying the Warrants and will take such other action as is necessary to cause the Shares and the Warrant Shares underlying the Warrants to be listed on such other trading market as promptly as practicable.

4.13     Acknowledgement Regarding Purchaser’s Trading Activity.  Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2(g) and 4.8 hereof), it is understood and acknowledged by the Company that: (i) none of the Investors have been asked by the Company to agree, nor has any Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Investor, and counter-parties in “derivative” transactions to which any such Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Investors may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

4.14     Reverse Stock Split. During the 90-day period after the Effective Date of the Registration Statement, the Company shall not effect a reverse stock split of the Common Stock.

ARTICLE V.
CONDITIONS PRECEDENT

5.1   Conditions Precedent to the Obligations of the Investors to Purchase Securities.  The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)     Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)     Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)     No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)     Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, or (ii) a material and adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole;

(e)     No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market; and

(f)     Company Deliverables.  The Company shall have delivered to such Investor the Company Deliverables.

5.2     Conditions Precedent to the Obligations of the Company to sell Securities.  The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)     Representations and Warranties.  The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)    Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by each Investor at or prior to the Closing; and

(c)     No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

ARTICLE VI.
MISCELLANEOUS

6.1     Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

6.2     Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3     Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Soligenix, Inc.
29 Emmons Drive
Suite C-10
Princeton, NJ 08540
Attn: President
Facsimile: (609) 452-6467

With a copy to:	Edwards Angell Palmer & Dodge LLP
One North Clematis Street, Suite 400
West Palm Beach, FL 33401-5552
Attn: Leslie J. Croland, P.A.
Facsimile: (561) 655-8719

If to an Investor:	To the address set forth under the Investor's name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4     Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Securities.

6.5     Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. Each Investor may assign any or all of its rights under this Agreement to one and only one Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investor."

6.7     No Third-Party Beneficiaries.  This Agreement is intended for the benefit of parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.6 (as to the Investor Party).

6.8     Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced exclusively in the Chancery Court, State of Delaware (the “Delaware Court”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9     Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.10     Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11     Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12     Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever an Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13     Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14     Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15     Payment Set Aside.  To the extent that the Company makes a payment or payments to an Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.16     Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SOLIGENIX, INC.

/s/ Christopher J. Schaber
Name: Christopher J. Schaber, Ph.D.
Title:   President & Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Sigma Tau Pharmaceuticals, Inc.

By:	/s/ Gregg Lapointe
Name: Gregg Lapointe
Title:    CEO

Investment Amount:   $1,764,759

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Rosalind Advisors, Inc.

By:	/s/ Steven Salamon
Name: Steven Salamon
Title: President

Investment Amount:   $99,999

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Rosalind Capital Partners L.P.

By:	/s/ Steven Salamon
Name:	Name: Steven Salamon
Title: President, Rosalind Advisors, Inc., (advisor to Rosalind Capital Partners L.P.)

Investment Amount:   $266,746

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

BioHedge Holdings Limited

By:	/s/ Steven Salamon
Name: Steven Salamon
Title: President, Rosalind Advisors, Inc., (advisor to Rosalind Capital Partners L.P.)

Investment Amount:   $133,373

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

DAFNA LifeScience Ltd

By:	/s/ Nathan Fischel
Name: Nathan Fischel, MD, CFA
Title: Managing Member

Investment Amount:   $84,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

DAFNA LifeScience Market Neutral Ltd

By:	/s/ Nathan Fischel
Name: Nathan Fischel, MD, CFA
Title: Managing Member

Investment Amount:   $63,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

DAFNA LifeScience Select Ltd

By:	/s/ Nathan Fischel
Name: Nathan Fischel, MD, CFA
Title: Managing Member

Investment Amount:   $203,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Gregg A. Lapointe
Gregg A. Lapointe

Investment Amount:   $200,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Robert J. Rubin
Robert J. Rubin

Investment Amount:   $50,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Donald R. DeLillo
Donald R. DeLillo

Investment Amount:   $7,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Marc Tewey
Marc Tewey

Investment Amount:   $10,250

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Mauro Bove
Mauro Bove

Investment Amount:   $30,750

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Marco Codella
Marco Codella

Investment Amount:   $30,750

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ David A. Dent
David A. Dent

Investment Amount:   $24,600

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Richard Molinsky
Richard Molinsky

Investment Amount:   $42,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Cranshire Capital, L.P.

By:	/s/ Mitchell P. Kopin
Name: Mitchell P. Kopin
Title: President – Downsview Capital, Inc., The General Partner

Investment Amount:   $137,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Freestone Advantage Partners, LP

By:	/s/ Mitchell P. Kopin
Name: Mitchell P. Kopin
Title: Manager

Investment Amount:   $12,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Brio Capital LP

By:	/s/ Shaye Hirsch
Name: Shaye Hirsch
Title: Managing Partner

Investment Amount:   $100,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Brian D. Schreiber
Brian D. Schreiber, MD

Investment Amount:   $10,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/Boris Volman
Boris Volman

Investment Amount:   $41,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Chaumiere SARL

By:	/s/ Luca Checchinato
Name: Luca Checchinato
Title: Director

By:	/s/ Luca Antognoni
Name: Luca Antognoni
Title: Director

Investment Amount:   $600,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Wullschleger Martinenghi Manzini Holding S.A.

By:	/s/ Nicola Wullschleger
Name: Nicola Wullschleger
Title: Member of the Board

By:	/s/ Fabio Poma
Name: Fabio Poma
Title: Director

Investment Amount:   $250,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Rockmore Investment Master Fund Ltd

By:	/s/ Bruce Bernstein
Name: Bruce Bernstein
Title:

Investment Amount:   $75,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ John Raphael
John Raphael

Investment Amount:   $41,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ John Raphael
John Raphael,
Tara Raphael 2005 Trust

Investment Amount:   $20,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ John Raphael
John Raphael,
Michael Raphael 2008 Trust

Investment Amount:   $20,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Judith Raphael
Judith Raphael IRA

Investment Amount:   $20,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Michele Whalen
Michele Whalen

Investment Amount:   $41,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Taha Keilani
Taha Keilani

Investment Amount:   $5,125

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Gianfranco Fornasini
Gianfranco Fornasini

Investment Amount:   $5,125

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Iroquois Master Fund Ltd

By:	/s/ Joshua Silverman
Name: Joshua Silverman
Title: Authorized Signatory

Investment Amount:   $100,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Tejas Securities Group, Inc. 401k Plan and Trust
FBO John J. Gorman

By:	/s/ John J. Gorman
Name: John J. Gorman TTEE

Investment Amount:   $143,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Parallax Biomedical Fund

By:	/s/ Kellie Seringer
Name: Kellie Seringer
Title: Portfolio Manager

Investment Amount:   $71,750

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Warren Holmes
Warren Holmes

Investment Amount:   $26,650

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Opus Point Healthcare Innovations Fund, LP

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Manager

Investment Amount:   $200,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Opus Point Healthcare (Low Net) Fund, LP

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Manager

Investment Amount:   $125,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Opus Point Healthcare Value Fund, LP

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss
Title: Manager

Investment Amount:   $100,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

DAK Investments Corp.

By:	/s/ Michael S. Weiss
Name: Michael S. Weiss, on behalf of Opus Point Partners, LLC
Title: Authorized Agent

Investment Amount:   $75,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Michael Eustace
Michael Eustace and Melissa Eustace

Investment Amount:   $25,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Scott Soules
Scott Soules

Investment Amount:   $100,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Kingsbridge Capital Ltd

By:	/s/ Antony R. Gardner-Hillman
Name: Antony R. Gardner-Hillman
Title: Director

Investment Amount:   $175,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

/s/ Hal Tunick
IRA FBO Hal Tunick

Investment Amount:   $102,500

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Revach Fund LP

By:	/s/ Chaim Davis
Name: Chaim Davis
Title: Managing Partner

Investment Amount:   $120,000

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

Sigma Tau Pharmaceuticals, Inc.

By:	/s/ Gregg Lapointe____________________
Name:	Gregg Lapointe
Title:           CEO

Investment Amount:                                           $1,764,759

Schedule 3.1 (b)

SUBSIDIARIES

The following is a list of the Subsidiaries:

Enteron Pharmaceuticals, Inc.
Oral Solutions, Inc.
Orasomal Technologies Inc.

SCHEDULE 3.1 (g) (iii)

Capitalization

STOCK OPTIONS AND WARRANTS

As of the date of this Agreement, the Company has: (a) granted stock options with exercise prices ranging from $0.06 to $1.28 to purchase 18,847,539 shares of common stock, and (b) issued warrants with exercise prices ranging from $0.14 to $0.625 to purchase 42,427,874 shares of common stock.

SCHEDULE 4.3

The Company has an obligation to keep the registration statements, as amended, identified below continuously effective under the Securities Act of 1933 until the date when all securities registered thereon have been sold or may be sold (assuming for such purposes that the holder shall elect to utilize the cashless or net exercise provisions under the warrants) without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

Registration Statement	Filing Date	Effective Date	File Number

S-1 S-1 S-1	2-14-2008 2-13-2009 10-7-2009	4-11-2008 4-17-2009 10-20-2009	333-149239 333-157322 333-162375

EXHIBIT A

Registration Rights Agreement

EXHIBIT B

Warrant for the Purchase of
Shares of Common Stock

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